                                                                    EXHIBIT 99.1

                         REPORT OF INDEPENDENT AUDITORS
                        ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors of Philadelphia Consolidated Holding Corp.:

Our audits of the consolidated financial statements referred to in our report dated February 11, 2004 (which report and consolidated financial statements are included in this Annual Report on Form 10-K) also included an audit of the financial statement schedules listed in Item 15(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill to conform with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

PricewaterhouseCoopers LLP
Philadelphia, PA
February 11, 2004